Exhibit 10.1

CNO FINANCIAL GROUP, INC.

Re:	Grant of Non-Qualified Stock Option
CNO Financial Group, Inc., a Delaware corporation (the "Company"), is pleased to advise you that, pursuant to the Company's Amended and Restated Long-Term Incentive Plan (the "Plan"), the Company has granted to you an option (the "Option") to acquire shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as set forth below, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.
The Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.
1.Option.

(a)Term. Subject to the terms and conditions set forth herein, the Company hereby grants you (or such other persons as permitted by paragraph 5) an Option to purchase the number of shares of Common Stock at the exercise price per Option Share (the “Option Price”) set forth on the last page of this agreement, payable upon exercise as set forth in paragraph 1(b) below. The Option shall expire at the close of business on the date indicated on the last page of this agreement (the “Expiration Date”), which is the seventh anniversary of the date of grant (the "Grant Date"), subject to earlier expiration as provided in paragraph 2(c) below should your employment with the Company or a Subsidiary terminate.  The Option Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in the Plan.

(b)Payment of Option Cost. Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the "Option Cost") equal to the product of (i) the Option Price and (ii) the number of Option Shares to be acquired. Payment of the Option Cost shall be made by one or more of the following means:
(i)in cash (including check, bank draft, money order or wire transfer of immediately available funds);

(ii)if permitted by the Company on the date of exercise, by delivery of outstanding shares of Common Stock owned by you (and not subject to any substantial risk of forfeiture) for at least six months with a Fair Market Value on the date of exercise equal to the Option Cost;

(iii)by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise; or

(iv)by any combination of the foregoing.

2.Exercisability/Vesting and Expiration.

(a)Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested, as indicated by the vesting dates set forth on the last page of this agreement.

(b)Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

(c)Effect on Vesting and Expiration of Employment Termination. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this agreement) and notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply if your employment with the Company terminates prior to the Option becoming fully vested and/or prior to the Expiration Date:

(i)Termination Other than for Cause and Certain Other Events. If your employment is terminated by you, or by the Company or a Subsidiary for any reason other than Cause, Retirement, death or Disability, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the ninetieth (90th) day immediately following such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the ninetieth (90th) day immediately following such termination and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(ii)Termination for Cause. If your employment is terminated by the Company or a Subsidiary for Cause, any portion of the Option that had not been exercised prior to the date of such termination shall be forfeited immediately upon such termination.

(iii)Termination Upon Retirement. If you elect to terminate your employment with the Company and you satisfy the definition of Retirement set forth in the Plan, then any portion of the Option which remains outstanding at the date of your Retirement shall continue to vest on the dates included in this agreement and you may exercise the Option until the earlier of (x) the Expiration Date or (y) five years after the date of your Retirement.

(iv)Termination Due to Death or Disability. If your employment is terminated by the Company or a Subsidiary due to your death or Disability, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until twelve (12) months after such termination, but in no event after the Expiration Date of the Option, and such portion of the Option shall expire and be forfeited on the first anniversary of the date of such termination, whether or not then exercisable and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination.

(v)Change in Control. In the event that your employment is terminated by the Company without Cause or by you for Good Reason within 24 months after a Change in Control has occurred, the Option shall become vested and fully exercisable as to all of the Option Shares.

3.Procedure for Exercise. Except as expressly set forth in any written agreement between you and the Company or a Subsidiary (whether entered into prior to or after the date of this agreement), you may exercise all or any portion of the Option, to the extent it has vested and is exercisable, at any time and from time to time prior to the earlier of the Expiration Date or the date specified in paragraph  2 above, by logging onto the Company’s equity administration website and selecting the “Exercise Options” menu option, indicating the specific option grant to be exercised and answering the on-screen prompts to complete the exercise, together with payment of the Option Cost in accordance with the provisions of paragraph 1(b) above. The Option may not be exercised for a fraction of an Option Share.

4.Withholding of Taxes.

(a)Participant Election. If permitted by the Company, you may elect to deliver shares of Common Stock (or have the Company withhold Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b)Company Requirement. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this agreement.

5.Transferability of Option. You may transfer the Option granted hereunder only by will or the laws of descent and distribution. Unless the context requires otherwise, references herein to you are deemed to include any permitted transferee under this paragraph 5. The Option may be exercised only by you; by the executor or administrator of your estate; by any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or representative of any of the foregoing.

6.Conformity with Plan. This agreement and the Option are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this agreement and the Plan shall be resolved in accordance with the terms of the Plan. By accepting this stock option award, you acknowledge your receipt of this agreement and the Plan and agree to be bound by all of the terms of this agreement and the Plan.

7.Rights of Participants. Nothing in this agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time, nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility. Nothing in this agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in the Plan.

8.Certain Definitions. For the purposes of this agreement, the following terms have the meanings set forth below:

“Cause” means the occurrence of one or more of the following events, as determined by the Committee:
(i)    commission of (x) a felony or (y) any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or
(ii)    conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or
(iii)willful refusal to perform or substantial disregard of duties properly assigned; or

(iv)breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

"Change in Control" means the occurrence of any of the following events:
(i)    the acquisition (other than an acquisition in connection with a "Non-Control Transaction" (as defined below)) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or
(ii)    as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company; or
(iii)    the consummation of a merger, consolidation or reorganization with or into the Company unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").
“Disability” means that, solely because of injury or sickness, you are either: (i) unable to perform all the material duties of the occupation that you routinely performed just prior to the date the Disability begins; or (ii) unable to earn 80% or more of your annual salary in effect just prior to the date the Disability begins.
“Good Reason” means (i) any material diminution in the nature or scope of your authority, duties or responsibilities from those you had as of the date immediately preceding the Change in Control, (ii) requiring your relocation to a location more than 50 miles from your primary location of employment immediately preceding the Change in Control without your consent or (iii) any reduction in your base salary or target bonus opportunity without your consent.
"Option Shares" means (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.
“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
"Ultimate Parent" means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, following a transaction, directly or indirectly beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).
9.Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
10.Severability. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this agreement.

11.Descriptive Headings. The descriptive headings of this agreement are inserted for convenience only and do not constitute a part of this agreement.

12.Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT,

SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

13.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid or (iii) sent by reputable overnight courier, to the recipient. Such notices, demands and other communications shall be sent to you at the address on file with the Company and to the Company at 11825 N. Pennsylvania Street, P.O. Box 1911 (46082), Carmel, Indiana 46032, Attn: General Counsel, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

14.Entire Agreement. This agreement, any written agreement between you and the Company or a Subsidiary to the extent contemplated by paragraph 2(c) hereof, and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Option Shares.

15.Section 409A. The Option awarded hereunder is intended to be a Non-409A Award (as defined in the Plan) and is at all times intended to comply with Section 409A of the Code, as provided under the Plan. To the extent that Section 409A(a)(2)(B)(i) (regarding certain payments to “key employees” in connection with a separation from service) requires the Company to delay payment and/or other delivery beyond the date(s) otherwise specified in this agreement, the Company shall pay such amounts to you upon the earliest date permitted under Section 409A(a)(2)(B)(i) of the Code without incurring excise tax.

Details of the Award are displayed on the Company’s equity administration website in the grant details section.
To execute this agreement and confirm your understanding and acceptance of the agreements contained you must click the Accept button and enter your assigned PIN as your digital signature.
Very truly yours,

CNO FINANCIAL GROUP, INC.

By:	/s/ Sue Menzel
Name:	Susan L. Menzel
Title:	Executive Vice President, Human Resources